EXHIBIT 99.1

FOR IMMEDIATE RELEASE

       Seal Holdings Corporation Changes Its Name to Le@P Technology, Inc.
                       and Announces Trading Symbol: LPTC

Ft. Lauderdale, Florida (July 5, 2000) - Seal Holdings Corporation, [OTC: SEAH] today announced that it has changed its name to Le@P Technology, Inc. following stockholder approval at the Company's Annual Meeting. To reflect the Company's name change, its NASDAQ OTC Bulletin Board Trading Symbol will be changed to LPTC effective July 6, 2000.

"Our name change to Le@P Technology, Inc. reflects our focus on investing in companies with applications in the healthcare technology industry," said Robert
G. Tancredi, M.D., Chief Executive Officer of Le@P.

Le@P Technology, Inc. is a holding company focused on the acquisition and development of companies providing services in healthcare and life sciences. Within these fields, Le@P has a particular interest in information technology companies with Internet applications. Further information about Le@P is available at http://www.leap-tech.com.


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Statements about Le@P's future expectations, including without limitation, future revenues and earnings, plans and objectives for future operations, future agreements, future economic performance, operations and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. Le@P intends that such forward-looking statements be subject to the safe harbors created thereby. Since these statements involve risks and uncertainties, including but not limited to economic, competitive, governmental, regulatory, contractual and technological factors affecting Le@P's operations, markets and profitability, actual results could differ materially and adversely from expected results.

Contact:
J. Frank Associates, LLC
New York
Mathew Sherman
212-355-4449 Ext. 165